                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                            EASTMAN CHEMICAL COMPANY
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                (Name of Registrant as Specified in Its Charter)

                                      N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                November 9, 2001

Dear Fellow Shareowner:

    The board of directors of Eastman Chemical Company has approved a spin-off which would result in Eastman Chemical becoming two independent, publicly-traded companies:

    - Eastman Company, which will be a global manufacturer of specialty chemicals and plastics, including the coatings, adhesives, specialty polymers and inks, performance chemicals and intermediates and specialty plastics businesses of Eastman Chemical, and which will continue Eastman Chemical's strategic initiatives in less capital intensive businesses; and

    - Voridian Company, which will be a global manufacturer of polyethylene terephthalate polymers, or PET polymers, acetate fibers and polyethylene products.

    The separation of these businesses will be accomplished through a pro rata distribution of 100% of the outstanding common stock of Eastman Company to shareowners of Eastman Chemical, which we refer to as the Distribution, on the record date for the Distribution. As a result of the Distribution, each Eastman Chemical shareowner will:

    - receive one share of Eastman Company common stock for every share of Eastman Chemical common stock they own; and

    - retain their shares in Eastman Chemical (whose name will be changed to Voridian Company).

    We are seeking your approval, as a shareowner of Eastman Chemical, of the Distribution. We believe that the Distribution will allow the management of the two companies, which have distinctly different businesses and operational and strategic requirements, to better focus on the strategic considerations, growth opportunities and resource needs of each respective company. The Distribution will also result in shareowners holding two distinct investments, each with its own investment profile and characteristics. Your board of directors has unanimously approved and recommended, and is seeking your approval of, the Distribution.

    The special meeting of shareowners will be held at the Toy F. Reid Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee 37660, on December 18, 2001, at 11:00 a.m., eastern time, to consider and vote upon the Distribution. Details of this proposal are explained in the accompanying proxy statement.

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SIGNING AND RETURNING A PROXY CARD OR SUBMITTING YOUR PROXY VIA THE INTERNET OR BY TELEPHONE WILL NOT PREVENT YOU FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING. WHETHER YOU CHOOSE TO VOTE BY PROXY CARD, INTERNET OR TELEPHONE, IT WOULD HELP IF YOU VOTED AS SOON AS POSSIBLE. IF YOU DO NOT SUBMIT A PROXY OR VOTE IN PERSON, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE DISTRIBUTION.

    This proxy statement is dated November 9, 2001 and is first being mailed and delivered electronically to shareowners, and made available on the Internet, on or about November 9, 2001. If you are a record holder of shares, an admission ticket for the special meeting is included with your proxy card. If you received our proxy materials from a broker or bank and do not have an admission ticket but you wish to attend the meeting, please call (423) 229-4647.

                                          Sincerely,

                                          /s/ Earnest W. Deavenport, Jr.
                                          Earnest W. Deavenport, Jr.
                                          Chairman and Chief Executive Officer
                                          Eastman Chemical Company